UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

LUNA INNOVATIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 540-769-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

As described in Item 5.02(e) below, on August 10, 2010, Luna Innovations Incorporated (the “Company”) and Dr. Kent A. Murphy entered into agreements relating to the resignation of Dr. Murphy as the Chief Executive Officer of the Company. The information set forth below in Item 5.02(e) is incorporated herein by reference.

Item 1.02.	Termination of a Definitive Material Agreement.

As described in Item 5.02(e) below, on August 10, 2010, the Company and Dr. Kent A. Murphy terminated Dr. Murphy’s employment agreement with the Company. The information set forth below in Item 5.02(e) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 10, 2010, Dr. Kent A. Murphy resigned as Chief Executive Officer (CEO) of the Company and Mr. Jonathan M. Cool ceased serving as Acting President and Chief Operating Officer (COO) of the Company. Each of Dr. Murphy and Mr. Cool will continue to serve as a director of the Company, with Dr. Murphy serving in the newly created position of Vice Chairman of the Board of Directors (the “Board”) and Mr. Cool continuing to serve as Chairman of the Strategy Committee of the Board. The Board has created a CEO Search Committee with responsibility for conducting a search for Dr. Murphy’s successor.

As described in Item 5.02(c) below, on August 10, 2010, Mr. Dale Messick was appointed as interim President and COO and as such ceased to act as the Company’s principal financial officer and principal accounting officer on that date.

(c) On August 10, 2010, the Board appointed Mr. Messick, the Company’s previous Chief Financial Officer (CFO), as interim President and interim COO while the Company searches for a new CEO. In this role, Mr. Messick will serve as the Company’s principal executive officer and principal operating officer. It is expected that, upon the appointment of a new CEO, Mr. Messick will return to the role of CFO.

On August 10, 2010, the Company appointed Mr. Scott A. Graeff, the Company’s current Chief Commercialization Officer (CCO) and Treasurer, to the additional position of interim CFO. In this role, Mr. Graeff will be the Company’s principal financial officer and principal accounting officer. It is expected that upon the appointment of a new CEO and Mr. Messick’s return to the position of CFO, Mr. Graeff will cease to serve in his additional role of interim CFO. Mr. Graeff previously served as the Company’s CFO before and through the Company’s initial public offering.

Additional information about Messrs. Messick and Graeff is set forth in the Company’s definitive proxy statement for its 2010 annual meeting of stockholders filed with the Securities and Exchange Commission on April 20, 2010 (the “Proxy Statement”).

(e) In connection with Dr. Murphy’s resignation as CEO, on August 10, 2010, the Company and Dr. Murphy entered into the agreements described below.

Separation and Consulting Agreement

Under the terms of a Separation and Consulting Agreement (the “Consulting Agreement”), Dr. Murphy resigned from his position as the Company’s CEO and the Company and Dr. Murphy mutually terminated his Employment Agreement dated July 14, 2006, as amended December 31, 2008, and March 31, 2009 (the “Employment Agreement”).

For a period of 18 months from August 10, 2010 (the “Term”), Dr. Murphy has agreed to provide certain consulting services to the Company as its Senior Strategic and Technology Advisor during the Term. For his services, Dr. Murphy will be compensated at a fixed rate of $22,500 per month, plus business expenses as may be approved by the Company. To the extent that Dr. Murphy is eligible for and timely elects to receive continuation coverage under COBRA, the Company has agreed to pay group healthcare coverage continuation premiums for Dr. Murphy and his covered dependents during the Term. The Company has also agreed to pay Dr. Murphy $72,500 in respect of his accrued PTO and any legal fees incurred by Dr. Murphy in connection with the preparation of the Consulting Agreement and the related agreements described below. Dr. Murphy will not be eligible for any further compensation under the terms of the Employment Agreement.

As part of the Consulting Agreement, Dr. Murphy has agreed, during the Term, not to compete with the Company or to solicit specified customers of the Company, subject to the terms and conditions set forth in the Consulting Agreement. Dr. Murphy and the Company have also agreed to customary covenants relating to non-disparagement and confidential information and intellectual property of the Company.

Dr. Murphy has also agreed that through December 31, 2012, he will not hire, retain the services of or recruit (or attempt to do any of the foregoing) any employee or representative of the Company, either directly or indirectly, on his own behalf or on behalf of any other person or company. He also cannot encourage, prompt, induce or solicit any of the Company’s employees or representatives to (i) end their relationship with the Company or (ii) become affiliated with or perform any work for any business that is competitive with the business of the Company. This applies to any employee or representative of the Company as of August 10, 2010, or as of any time during the Term, except for employees terminated in connection with any general reduction in force of more than five individuals at the same time.

Contemporaneously with the execution of the Consulting Agreement, the Company and Dr. Murphy entered into a mutual release of any potential claims between them, including any arising out of Dr. Murphy’s employment with the Company.

If the Company terminates Dr. Murphy’s services for any reason under the Consulting Agreement during the Term, or upon the death or disability of Dr. Murphy, Dr. Murphy or his heirs will remain entitled to receive the compensation described above for the remainder of the Term, subject to Dr. Murphy’s execution of an additional release of claims in favor of the Company.

Letter Agreement Relating to Registration Rights

In connection with the Consulting Agreement, the Company and Dr. Murphy also entered into a letter agreement (the “Letter Agreement,” and together with the Consulting Agreement, the “Agreements”) relating to Dr. Murphy’s registration rights for his shares of the Company’s common stock under that certain Amended and Restated Investor Rights Agreement, dated as of January 13, 2010, by and among the Company, Carilion Clinic and certain other stockholders of the Company, including Dr. Murphy (the “Rights Agreement”). Under the Rights Agreement, Dr. Murphy has specified rights to cause the Company to effect the registration of his shares in certain circumstances.

Under the Letter Agreement, Dr. Murphy has agreed, through the period ending December 31, 2011 (the “Restricted Period”), that he will not sell or otherwise make certain transfers of his shares of common stock, including in reliance on the exemption from registration under Rule 144 under the Securities Act of 1933, as amended, and will not exercise certain of his registration rights under the Rights Agreement during the Restricted Period, except that he may request one registration on Form S-3 during the Restricted Period for the registration of up to 800,000 shares of common stock then held by him, subject to compliance with the terms of the Rights Agreement.

The foregoing descriptions of the Agreements are not complete and are qualified in their entirety by reference to the text of the Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2010.

Item 7.01.	Regulation FD Disclosure.

On August 10, 2010, the Company issued a press release announcing the management transition and the initiation of a search for Dr. Murphy’s successor. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated August 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010	LUNA INNOVATIONS INCORPORATED

	By:	/S/ TALFOURD H. KEMPER, JR.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated August 10, 2010.